UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2013

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 211, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Explanatory Note: Some of the voting results previously filed on Form 8-K were incorrect. The Correct voting results are as follows:

On May 17, 2013, Chatham Lodging Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of the Trustees of the Company to serve until our 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2013;

(iii)	approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers; and

(iv)	approval of the Company’s Amended and Restated Equity Incentive Plan.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved, and the Company’s Amended and Restated Equity Incentive Plan was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Against/Withheld	Abstain	Broker Non-Votes

Jeffrey H. Fisher	14,784,262	185,475	0	1,921,342
Miles Berger	14,729,059	240,678	0	1,921,342
Thomas J. Crocker	14,814,443	155,294	0	1,921,342
Jack P. DeBoer	14,882,479	87,258	0	1,921,342
Glen R. Gilbert	14,886,376	83,361	0	1,921,342
C. Gerald Goldsmith	14,715,580	254,157	0	1,921,342
Robert Perlmutter	14,886,376	83,361	0	1,921,342
Rolf E. Ruhfus	14,886,376	83,361	0	1,921,342
Joel F. Zemans	14,733,582	236,155	0	1,921,342

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
16,456,153	400,439	34,487

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,411,872	511,498	46,367	1,921,342

Approval of Amended and Restated Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,430,760	4,494,311	44,666	1,921,342

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 20, 2013	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer